Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Mines Management, Inc. and management’s report on the effectiveness of internal control over financial reporting, both dated March 12, 2008 and appearing in the Annual Report on Form 10-K of Mines Management, Inc. for the year ended December 31, 2007.

/s/ LeMaster & Daniels PLLC
LeMaster & Daniels PLLC

Spokane, Washington

August 1, 2008